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                               FIRST AMENDMENT TO
                 CHAMPIONSHIP AUTO RACING TEAMS, INC. EMPLOYMENT
            AGREEMENT WITH JOSEPH F. HEITZLER DATED DECEMBER 4, 2000
                          (the "Employment Agreement")


Amendment entered into this 4th day of December, 2001, by and between Championship Auto Racing Teams, Inc. (CART) and Joseph F. Heitzler (Heitzler).

The Employment Agreement shall be amended as follows:

1. Heitzler shall remain as Chairman and CEO of CART until such time as a new CEO and President is chosen by CART. Thereafter, Heitzler shall remain as Chairman of the Board as provided hereinafter.

2. For each day hereafter that Heitzler remains as CEO of CART, a day shall be added to the end of the Employment Agreement. As an example, if CART finds a CEO and President four months after the date of this Amendment, the Employment Agreement shall be extended for a four month period and Heitzler shall receive compensation for such period at the rate in effect for the four months in which he acted as CEO.

3. At such time as new CEO and President is hired by CART, Heitzler shall have the option of continuing as Chairman of the Board, or terminating his relationship with CART. In the event that Heitzler determines that he wishes to remain with CART as Chairman, the Employment Agreement shall be honored in its entirety. At any time after CART hires a new CEO and President, if Heitzler determines that he wishes to sever his relationship with CART, the Employment Agreement will be honored in its entirety and treated as if it were a termination by CART without cause.

4. CART shall pay office expenses for Heitzler during the time he is affiliated with CART either as Chairman and CEO or as Chairman in the amount of $1,300 per month.

5. CART shall continue to provide Heitzler with a company car.


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The Employment Agreement is hereby ratified and affirmed in all respects except as amended herein.

CART                                        Accepted and Agreed To:


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Fred Tucker                                 Joseph F. Heitzler
Chairman, CART Compensation Committee



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